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Filed Pursuant to Rule 424(b)(4)
Registration No. 333-221612

Calculation of the Registration Fee

Title of Each Class of Securities Offered	Amount to be Registered	Proposed Maximum Offering Price per Share	Maximum Aggregate Offering Price	Amount of Registration Fee(1)

Common stock, par value $0.01 per share	11,987,453 Shares	$22.45	$269,118,319.85	$33,505.23

(1)
Calculated in accordance with Rule 457(r) of the Securities Act of 1933, as amended.

PROSPECTUS SUPPLEMENT
(To Prospectus dated November 16, 2017)

Advanced Disposal Services, Inc.

11,987,453 Shares

Common Stock

Offered by the Selling Stockholder

        This prospectus supplement relates to the sale of 11,987,453 shares of our common stock (the "common stock") by the selling stockholder identified in this prospectus supplement (the "selling stockholder").

        We will not receive any proceeds from the sale, if any, of common stock by the selling stockholder.

        Our common stock is listed on the New York Stock Exchange ("NYSE") under the symbol "ADSW". The last reported sale price of the shares of our common stock on the NYSE on May 7, 2018, was $22.86 per share.

        The underwriters have agreed to purchase the common stock from the selling stockholder at a price of $22.45 per share which will result in approximately $269 million of proceeds to the selling stockholder. The underwriters may offer the shares of common stock from time to time for sale in one or more transactions on the NYSE, in the over-the-counter market, through negotiated transactions or otherwise at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices. See "Underwriting."

        You should carefully read this prospectus supplement, the accompanying prospectus and any applicable free writing prospectus, together with any documents we incorporate by reference, before you invest in our common stock. See "Where You Can Find More Information: Incorporation by Reference."

        Investing in our common stock involves risks. See the section titled "Risk Factors" beginning on page S-4 of this prospectus supplement and in the documents incorporated or deemed incorporated by reference in this prospectus supplement or the accompanying prospectus to read about factors you should consider before buying our common stock.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or the accuracy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

        The underwriters expect to deliver the shares of common stock against payment in New York, New York on May 10, 2018.

Credit Suisse	UBS Investment Bank

Prospectus Supplement dated May 7, 2018.

Prospectus Supplement

Prospectus

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

        This document is in two parts. The first part is this prospectus supplement, which describes the terms of this offering of common stock and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus. The second part, the accompanying prospectus dated November 16, 2017, including the documents incorporated by reference therein, provides more general information. Generally, when we refer to this prospectus, we are referring to both parts of this document combined. To the extent there is a conflict between the information contained in this prospectus supplement, on the one hand, and the information contained in the accompanying prospectus or in any document incorporated by reference that was filed with the SEC before the date of this prospectus supplement, on the other hand, you should rely on the information in this prospectus supplement. If any statement in one of these documents is inconsistent with a statement in another document having a later date (for example, a document incorporated by reference in this prospectus supplement) the statement in the document having the later date modifies or supersedes the earlier statement.

        We are responsible for the information contained in or incorporated by reference to this prospectus supplement, the accompanying prospectus or any free writing prospectus prepared by or on behalf of us. Neither we nor the selling stockholder have authorized anyone to provide you with additional or different information. We, and the selling stockholder, take no responsibility for, and can provide no assurances as to the reliability of, additional, different or inconsistent information that others may give you. If you are in a jurisdiction where offers to sell, or solicitations of offers to purchase, shares of our common stock are unlawful, or if you are a person to whom it is unlawful to direct these types of activities, then the offer presented in this document does not extend to you. You should assume the information appearing in this prospectus supplement, the accompanying prospectus or any free writing prospectus is accurate only as of the respective dates of such information. Our business, financial condition, results of operations, and prospects may have changed since those dates.

        Except where the context requires otherwise, references in this prospectus supplement to "Advanced Disposal," "Company," "we," "us," and "our" refer to Advanced Disposal Services, Inc., together with its consolidated subsidiaries. In this prospectus supplement, when we refer to our fiscal years, we say "fiscal" and the year number, as in "fiscal 2017," which refers to our fiscal year ended December 31, 2017. Except where otherwise noted, statistical data of the Company is as of December 31, 2017.

SUMMARY

        This summary highlights some of the information contained in, or incorporated by reference to, this prospectus supplement or the accompanying prospectus. This summary may not contain all of the information that may be important to you. For a more complete understanding of our business and this offering, we encourage you to read this entire prospectus supplement and the accompanying prospectus, including the documents incorporated by reference herein, the more detailed information regarding our Company and the common stock being sold in this offering, as well as our consolidated financial statements and the related notes incorporated by reference in this prospectus supplement and the accompanying prospectus, before deciding to invest in our common stock. Some of the statements in this prospectus supplement and the accompanying prospectus constitute forward looking statements. See "Cautionary Statement Concerning Forward-Looking Statements."

        We are a leading integrated provider of non-hazardous solid waste collection, transfer, recycling and disposal services, operating primarily in secondary markets or under exclusive arrangements. We have a presence in 16 states across the Midwest, South and East regions of the United States, as well as in the Commonwealth of the Bahamas, serving approximately 2.8 million residential customers and over 200,000 commercial and industrial ("C&I") customers through our extensive network of 93 collection operations, 73 transfer stations, 22 owned or operated recycling facilities and 40 owned or operated active landfills.

        For a description of our business, financial condition, results of operations and other important information regarding us, we refer you to our filings with the SEC incorporated by reference to this prospectus supplement. For instructions on how to find copies of these documents, see "Where You Can Find More Information."

        We were incorporated in 2012 in the state of Delaware. Our principal executive office is located at 90 Fort Wade Road, Ponte Vedra, Florida 32081. Our telephone number at that address is (904) 737-7900. Our corporate website address is www.advanceddisposal.com. Information on our website is deemed not to be a part of this prospectus supplement or the accompanying prospectus, and is not incorporated herein. Our stock began trading on the NYSE on October 6, 2016 under the symbol "ADSW".

 THE OFFERING

Shares of common stock offered by the selling stockholder	11,987,453 shares
Shares of common stock to be outstanding immediately after this offering	88,554,586 shares
Use of proceeds	We will not receive any of the proceeds from the sale of our common stock by the selling stockholder.
Risk factors

Investing in our common stock involves a high degree of risk. See "Risk Factors" beginning on page S-4 of this prospectus supplement for a discussion of factors you should carefully consider before deciding to invest in our common stock.

Dividend policy

We have no current plans to pay dividends on our common stock following this offering. Any decision to declare and pay dividends in the future will be made at the sole discretion of our board of directors and will depend on, among other things, our results of operations, cash requirements, financial condition, contractual restrictions and other factors that our board of directors may deem relevant. Because we are a holding company and have no direct operations, we will only be able to pay dividends from funds we receive from our subsidiaries. In addition, our ability to pay dividends will be limited by covenants in the agreements governing our existing indebtedness and may be limited by the agreements governing other indebtedness we or our subsidiaries incur in the future.

Listing	Our common stock is listed on the New York Stock Exchange (the "NYSE") under the symbol "ADSW".

        The number of shares of common stock that will be outstanding after this offering is based on the number of shares of our common stock outstanding as of May 3, 2018. Unless otherwise indicated, the shares of common stock outstanding after this offering and information based thereon excludes 4,978,888 shares of common stock available for future issuance under our omnibus executive compensation plan.

RISK FACTORS

        Investment in our common stock offered pursuant to this prospectus supplement and the accompanying prospectus involves risks. You should carefully consider the risk factors outlined below and the risk factors incorporated by reference to our 2017 Form 10-K (as defined below), as well as any subsequent Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q or Current Reports on Form 8-K we file after the date of this prospectus supplement, and all other information contained or incorporated by reference into this prospectus supplement and the accompanying prospectus, as updated by our subsequent filings under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). The occurrence of any of these risks might cause you to lose all or part of your investment in our common stock.

Risks Related to this Offering and Ownership of Our Common Stock

         Our stock price may fluctuate significantly following the offering, and you may not be able to resell shares of our common stock at or above the price you paid or at all, and you could lose all or part of your investment as a result.

        The trading price of our common stock may experience volatility following this offering. Market volatility often has been unrelated or disproportionate to the operating performance of particular companies. You may not be able to resell your shares at or above the public offering price due to a number of factors such as those listed in "—Risks Related to Our Business" and the following:

  •
  results of operations that vary from the expectations of securities analysts and investors;

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  results of operations that vary from those of our competitors;

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  changes in expectations as to our future financial performance, including financial estimates and investment recommendations by securities analysts and investors;

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  declines in the market prices of stocks generally, or those of waste management companies;

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  strategic actions by us or our competitors;

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  announcements by us or our competitors of significant contracts, new services or products, acquisitions, joint ventures, other strategic relationships or capital commitments;

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  changes in general economic or market conditions or trends in our industry or markets;

  •
  future sales of our common stock or other securities;

  •
  investor perceptions or the investment opportunity associated with our common stock relative to other investment alternatives;

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  the public's response to press releases or other public announcements by us or third parties, including our filings with the SEC;

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  announcements relating to litigation;

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  guidance, if any, that we provide to the public, any changes in this guidance or our failure to meet this guidance;

  •
  the development and sustainability of an active trading market for our stock;

  •
  changes in accounting principles; and

  •
  other events or factors, including those resulting from natural disasters, war, acts of terrorism or responses to these events.

        These broad market and industry fluctuations may adversely affect the market price of our common stock, regardless of our actual operating performance. In addition, price volatility may be greater if the public float and trading volume of our common stock is low.

        In the past, following periods of market volatility, stockholders have instituted securities class action litigation. If we were involved in securities litigation, it could have a substantial cost and divert resources and the attention of executive management from our business regardless of the outcome of such litigation.

 WHERE YOU CAN FIND MORE INFORMATION; INCORPORATION BY REFERENCE

        We file annual, quarterly and special reports and other information with the SEC. Our filings with the SEC are available to the public on the SEC's website at www.sec.gov. Those filings are also available to the public on, or accessible through, our corporate website at www.advanceddisposal.com. The information contained on or accessible through our corporate website or any other website that we may maintain is not part of this prospectus supplement, the accompanying prospectus or the registration statement of which this prospectus supplement and the accompanying prospectus are a part. You may also read and copy, at SEC prescribed rates, any document we file with the SEC, including the registration statement (and its exhibits) of which this prospectus supplement and the accompanying prospectus are a part, at the SEC's Public Reference Room located at 100 F Street, N.E., Washington D.C. 20549. You can call the SEC at 1-800-SEC-0330 to obtain information on the operation of the Public Reference Room.

        The SEC allows us to "incorporate by reference" the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus supplement and the accompanying prospectus, and later information that we file with the SEC will automatically update and supersede the information included in this prospectus and the documents listed below. We incorporate by reference the documents listed below and all documents we file pursuant to Section 13(a), 13(c), 14, or 15(d) of the Exchange Act on or after the date of this prospectus supplement (including all documents we so file after the date of this registration statement and prior to the effectiveness of this registration statement) and prior to the termination of the offering under this prospectus supplement (other than, in each case, documents or information deemed to have been furnished and not filed in accordance with SEC rules):

  •
  Annual Report on Form 10-K for the year ended December 31, 2017, filed with the SEC on February 28, 2018 (the "2017 Form 10-K").

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  Quarterly Report on Form 10-Q for the quarter ended March 31, 2018, filed with the SEC on May 7, 2018 (the "2018 Q1 Form 10-Q").

  •
  Current Reports on Form 8-K filed with the SEC on February 22, 2018 relating to Item 5.02, March 13, 2018 relating to Item 8.01, March 23, 2018 and March 30, 2018.

  •
  Definitive Proxy Statement on Schedule 14A, filed with the SEC on April 4, 2018 (portions thereof incorporated by reference in Part III of the Annual Report on Form 10-K for the year ended December 31, 2017).

  •
  The description of our common stock contained in our Registration Statement on Form 8-A filed on October 5, 2016, including all amendments and reports filed for the purpose of updating such description.

        We will provide without charge to each person a copy of any and all of the documents referred to herein, who makes a written or oral request, by writing or calling us at the following address or telephone number:

Advanced Disposal Services, Inc.
90 Fort Wade Road
Ponte Vedra, FL 32081
Attention: Investor Relations
Telephone: +1 (904) 737-7900

 CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS

        This prospectus supplement and the accompanying prospectus contains and incorporates by reference "forward-looking statements" within the meaning of the U.S. federal securities laws. All statements other than statements of historical facts in this document, including, without limitation, those regarding our business strategy, financial position, results of operations, plans, prospects and objectives of management for future operations (including development plans and objectives relating to our activities), are forward-looking statements. Many, but not all, of these statements can be found by looking for words like "expect," "anticipate," "goal," "project," "plan," "believe," "seek," "will," "may," "forecast," "estimate," "intend" and "future" and similar words. Statements that address activities, events or developments that we intend, expect or believe may occur in the future are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the "Securities Act"), and section 21E of the Exchange Act and are subject to safe harbor created by those sections. Forward-looking statements do not guarantee future performance and may involve risks, uncertainties and other factors which could cause our actual results, performance or achievements to differ materially from the future results, performance or achievements expressed or implied in those forward-looking statements.

        Examples of these risks, uncertainties and other factors include, but are not limited to:

  •
  our ability to achieve future profitability will depend on us executing our strategy and controlling costs;

  •
  future results may be impacted by the expiration of net operating losses (NOLs);

  •
  our tax position may be affected by recent changes in U.S. tax law;

  •
  we operate in a highly competitive industry and the inability to compete effectively with larger and better capitalized companies and governmental service providers;

  •
  our results are vulnerable to economic conditions;

  •
  we may lose contracts through competitive bidding, early termination or governmental action;

  •
  some of our customers, including governmental entities, have suffered financial difficulties affecting their credit risk, which could negatively impact our operating results;

  •
  our financial and operating performance may be affected by the inability in some instances to renew or expand existing landfill permits or acquire new landfills. Further, the cost of operation and/or future construction of our existing landfills may become economically unfeasible causing us to abandon or cease operations;

  •
  we could be precluded from maintaining permits or entering into certain contracts if we are unable to obtain sufficient third-party financial assurance or adequate insurance coverage;

  •
  our accruals for our landfill site closure, post-closure and contamination related costs may be inadequate;

  •
  our cash flow may not be sufficient to finance our high level of capital expenditures;

  •
  our acquisitions, including our ability to integrate acquired businesses, or that the acquired businesses may have unexpected risks or liabilities;

  •
  the seasonal nature of our business and "event-driven" waste projects that could cause our results to fluctuate;

  •
  adverse and destructive weather conditions that could result in higher fuel costs, higher labor costs, reduced municipal contract productivity and higher disposal costs;

  •
  we may be subject in the normal course of business to judicial, administrative or other third-party proceedings that could interrupt or limit our operations, result in adverse judgments, settlements or fines and create negative publicity;

  •
  fuel supply and prices may fluctuate significantly and we may not be able to pass on cost increases to our customers;

  •
  fluctuations in the prices of commodities may adversely affect our financial condition, results of operations and cash flows;

  •
  increases in labor and disposal costs and related transportation costs could adversely impact our financial results;

  •
  efforts by labor unions could divert management attention and adversely affect operating results;

  •
  we depend significantly on the services of the members of our senior, regional and local management teams, and the departure of any of those persons could cause our operating results to suffer;

  •
  we are increasingly dependent on technology in our operations and, if our technology fails, our business could be adversely affected;

  •
  a cybersecurity incident could negatively impact our business and our relationships with customers;

  •
  operational and safety risks, including the risk of personal injury to employees and others;

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  we are subject to substantial governmental regulation and failure to comply with these requirements, as well as enforcement actions and litigation arising from an actual or perceived breach of such requirements, could subject us to fines, penalties and judgments, and impose limits on our ability to operate and expand;

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  our operations being subject to environmental, health and safety laws and regulations, as well as contractual obligations that may result in significant liabilities;

  •
  future changes in laws or renewed enforcement of laws regulating the flow of solid waste in interstate commerce could adversely affect our operating results;

  •
  fundamental change in the waste management industry as traditional waste streams are increasingly viewed as renewable resources and changes in laws and environmental policies may limit the items that enter the waste stream, any of which may adversely impact volumes and tipping fees at our landfills. Alternatives to landfill disposal may cause our revenues and operating results to decline;

  •
  risks associated with our substantial indebtedness and working capital deficit; and

  •
  risks associated with our ability to implement growth strategy as and when planned.

        There may be other factors, many of which are beyond our control, that may cause our actual results to differ materially from the forward-looking statements, including factors disclosed under the sections entitled "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" in our 2017 Form 10-K and our 2018 Q1 Form 10-Q. You should evaluate all forward-looking statements made in this prospectus supplement and the accompanying prospectus in the context of these risks and uncertainties.

        The forward-looking statements contained in this prospectus supplement and the accompanying prospectus speak only as of the date of this prospectus supplement and the accompanying prospectus supplement respectively. Such forward looking statements are based on our current beliefs, assumptions, expectations, estimates and projections regarding our present and future business strategies and the environment in which we will operate in the future. We undertake no obligation to publicly release the result of any revisions to these forward-looking statements, to reflect events or circumstances after the date of this prospectus supplement or the accompanying prospectus supplement or to reflect the occurrence of unanticipated events.

 USE OF PROCEEDS

        We will not receive any of the proceeds from the sale of shares of our common stock by the selling stockholder. The selling stockholder will receive all of the proceeds from this offering.

SELLING STOCKHOLDER

        This prospectus supplement relates to the resale of up to a total of 11,987,453 shares of common stock by the selling stockholder. On October 12, 2016, we entered into a registration rights agreement with the selling stockholder pursuant to which we agreed to prepare and file a registration statement to permit the resale of the shares covered by this prospectus supplement. The selling stockholder identified below may currently hold or acquire at any time shares of common stock in addition to those registered hereby.

        Beneficial ownership for the purposes of the following table is determined in accordance with the rules and regulations of the SEC. These rules generally provide that a person is the beneficial owner of securities if such person has or shares the power to vote or direct the voting thereof, or to dispose or direct the disposition thereof or has the right to acquire such powers within 60 days. Except as disclosed in the footnotes to the table below and subject to applicable community property laws, we believe that each stockholder identified in the table possesses sole voting and investment power over all shares of common stock shown as beneficially owned by the stockholder.

        Our calculation of the beneficial ownership in the following table is based on 88,554,586 shares of our common stock outstanding as of May 3, 2018.

	Shares Beneficially Owned Prior to This Offering		Shares to be Sold in This Offering	Shares Beneficially Owned After This Offering
Name	Number	Percent	Number	Number	Percent
Star Atlantic Waste Holdings, L.P.(1)	11,987,453	14%	11,987,453	—	—

(1)
Star Atlantic GP Inc. ("Star Atlantic GP") was the general partner, and Star Atlantic Waste Holdings, L.P. ("Star Atlantic") was a limited partner, of Star Atlantic Waste Holdings II, L.P. ("Star Atlantic II"), which held shares in Advanced Disposal Waste Holdings Corp., our former parent company prior to our initial public offering. On October 12, 2016, our former parent company, which owned all of our outstanding common stock prior to the initial public offering, was merged with and into us, with the Company as the surviving corporation. In the merger, all of our issued and outstanding shares of common stock held by our former parent company were canceled, and pre-merger holders of the capital stock of our parent company received shares of our Common Stock. Immediately after our initial public offering, Star Atlantic II distributed to Star Atlantic 41,985,997 shares of our Common Stock that it received in the merger. PineBridge Highstar (SPE) LLC serves as the general partner of Star Atlantic GP and has delegated management authority for Star Atlantic GP to Highstar Capital LP ("Highstar Capital"). Highstar Capital is a registered investment adviser. Highstar Capital also serves as the investment manager for Star Atlantic. Star Atlantic is the direct holder of the shares of Common Stock reported in the table above. The principal business address of each of the entities and persons identified in this and the paragraph above is Highstar Capital, 277 Park Avenue, 45th floor, New York, New York 10172.

 MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES TO NON-U.S. HOLDERS OF OUR
COMMON STOCK

        The following is a summary of the material U.S. federal income tax consequences to Non-U.S. Holders (as defined below) associated with the purchase, ownership and disposition of our common stock, but does not purport to be a complete analysis of all the potential tax considerations relating thereto. This summary is based upon the provisions of the Internal Revenue Code of 1986, as amended (the "Code"), Treasury regulations promulgated thereunder ("Treasury Regulations"), administrative rulings and judicial decisions, all as of the date hereof. These authorities may be changed, possibly retroactively, and any changes may result in U.S. federal income tax consequences different from those set forth below. We have not sought any ruling from the Internal Revenue Service (the "IRS") with respect to the statements made and the conclusions reached in the following summary. The authorities on which this discussion is based are subject to various interpretations and there can be no assurance that the IRS or the courts will agree with such statements and conclusions.

        This summary also does not address the tax considerations arising under the laws of any state, local or non-U.S. jurisdiction or under U.S. federal gift and estate tax laws, the alternative minimum tax or the Medicare tax on net investment income. This summary is limited to Non-U.S. Holders who hold our common stock as a capital asset for U.S. federal income tax purposes (generally, property held for investment). In addition, because this section is a general summary, it does not address all aspects of taxation that may be relevant to particular shareholders in light of their personal investment or tax circumstances, or to certain types of shareholders that are subject to special treatment under the U.S. federal income tax laws, including, without limitation, brokers or dealers in securities, insurance companies, banks or other financial institutions, hybrid entities, regulated investment companies, real estate investment trusts, tax-exempt organizations or accounts, persons holding common stock as a part of a hedging, integrated, conversion transaction, straddle or other risk reduction transaction, traders in securities that elect to use a mark-to-market method of accounting for their securities holdings, entities or arrangements treated as partnerships for U.S. federal income tax purposes or investors in such entities, persons who acquired our common stock through the exercise of employee stock options or otherwise as compensation for services, certain former U.S. citizens or long-term residents, "controlled foreign corporations" or "passive foreign investment companies" within the meaning of the Code, and persons deemed to sell our common stock under the constructive sale provisions of the Code.

        Non-U.S. Holders are urged to consult their tax advisors with respect to the application of the U.S. federal income tax laws to their particular situations, as well as any tax consequences of the purchase, ownership and disposition of our common stock arising under the U.S. federal estate or gift tax rules or under the laws of any state, local, non-U.S. or other taxing jurisdiction or under any applicable tax treaty.

Non-U.S. Holder Defined

        As used in this discussion, the term "Non-U.S. Holder" means a beneficial owner of our common stock that, for U.S. federal income tax purposes, is an individual, corporation, estate or trust and is not any of the following for U.S. federal income tax purposes:

  •
  an entity or arrangement treated as a partnership;

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  an individual who is a citizen or resident of the United States;

  •
  a corporation created or organized in the United States or under the laws of the United States or any state thereof or the District of Columbia;

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  an estate whose income is subject to U.S. federal income tax regardless of its source; or

  •
  a trust (i) the administration of which is subject to the primary supervision of a U.S. court and that has one or more U.S. persons who have the authority to control all substantial decisions of the trust or (ii) that has a valid election in effect under applicable Treasury Regulations to be treated as a U.S. person.

Distributions

        We do not anticipate making distributions on our common stock in the foreseeable future. However, if distributions of cash or property (other than certain pro rata stock distributions) are made to Non-U.S. Holders on shares of our common stock, such distributions generally will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. To the extent those distributions exceed both our current and our accumulated earnings and profits, they will constitute a return of capital and will first reduce a Non-U.S. Holder's basis in our common stock (determined separately with respect to each share of our common stock), but not below zero, and then will be treated as gain from the sale of that common stock as described below under "—Gain on Disposition of Our Common Stock."

        Except as described in the next paragraph and subject to the discussions of backup withholding and FATCA, any dividend paid to a Non-U.S. Holder generally will be subject to U.S. federal withholding tax either at a rate of 30% of the gross amount of the dividend or such lower rate as may be specified by an applicable income tax treaty. In order to receive a reduced treaty rate, the Non-U.S. Holder must provide the applicable withholding agent in a timely manner a properly completed IRS Form W-8BEN or W-8BEN-E, whichever is applicable, or other appropriate version of IRS Form W-8, including a U.S. taxpayer identification number and certifying qualification for the reduced rate. A Non-U.S. Holder of shares of our common stock eligible for a reduced rate of U.S. federal withholding tax pursuant to an income tax treaty may obtain a refund of any excess amounts withheld by filing an appropriate claim for refund with the IRS in a timely manner. If the Non-U.S. Holder holds the common stock through a financial institution or other agent acting on the Non-U.S. Holder's behalf, the Non-U.S. Holder will be required to provide appropriate documentation to the agent, which then will be required to provide certification to the applicable withholding agent, either directly or through other intermediaries.

        Dividends received by a Non-U.S. Holder that are effectively connected with its conduct of a U.S. trade or business (and, if an income tax treaty requires, that are attributable to a permanent establishment or fixed base maintained by the Non-U.S. Holder in the United States), are exempt from such withholding tax. In order to claim this exemption, the Non-U.S. Holder must provide the applicable withholding agent with a properly completed IRS Form W-8ECI or other applicable IRS Form W-8 properly certifying such exemption. Such effectively connected dividends, although not subject to U.S. federal withholding tax, generally are subject to U.S. federal income tax on a net income basis at applicable graduated U.S. federal income tax rates, net of certain deductions and credits, and generally in a manner applicable to U.S. persons. In addition, dividends received by a Non-U.S. Holder that is treated as a corporation for U.S. federal income tax purposes that are effectively connected with such Non-U.S. Holder's conduct of a U.S. trade or business may also, subject to certain adjustments, be subject to a branch profits tax at a rate of 30% or such lower rate as may be specified by an applicable income tax treaty.

Gain on Disposition of Our Common Stock

        Subject to the discussions of backup withholding and FATCA, Non-U.S. Holders generally will not be required to pay U.S. federal income tax, including by way of withholding, on any gain realized upon the sale or other disposition of our common stock unless:

  •
  the gain is effectively connected with the Non-U.S. Holder's conduct of a U.S. trade or business, and if an applicable income tax treaty requires, is attributable to a U.S. permanent establishment or fixed base maintained by the Non-U.S. Holder in the United States;

  •
  the Non-U.S. Holder is an individual who is present in the United States for a period or periods aggregating 183 days or more during the calendar year in which the sale or disposition occurs and certain other conditions are met; or

  •
  our common stock constitutes a U.S. real property interest by reason of our status as a "United States real property holding corporation" (a "USRPHC") for U.S. federal income tax purposes at any time during the shorter of the five-year period preceding the Non-U.S. Holder's disposition of, or the Non-U.S. Holder's holding period for, our common stock.

        Generally, a corporation is a USRPHC if the fair market value of its U.S. real property interests (within the meaning of the Code and applicable Treasury Regulations) equals or exceeds 50% of the sum of the fair market value of its worldwide real property interests plus its other assets used or held for use in a trade or business. We believe that we are not currently a USRPHC and, based on our business plan and anticipated operations, do not expect to become a USRPHC in the future. However USRPHC status is an inherently factual determination that involves complex legal considerations. We have not sought an IRS ruling with respect to whether we are a USRPHC and we cannot give definitive assurance regarding our non-USRPHC status. Additionally, because the determination of whether we are a USRPHC depends on the fair market value of our U.S. real property interests relative to the fair market value of our other business assets, there can be no assurance that we will not become a USRPHC in the future. Even if we are or become a USRPHC, as long as our common stock is regularly traded on an established securities market (within the meaning of the Code and applicable Treasury Regulations), such common stock will be treated as a U.S. real property interest only if a Non-U.S. Holder actually or constructively holds more than 5% of such regularly traded common stock at any time during the shorter of the five-year period preceding the Non-U.S. Holder's disposition of, or the Non-U.S. Holder's holding period for, our common stock. Non-U.S. Holders should be aware that no prediction can be made as to whether our common stock will be regularly traded on an established securities market (within the meaning of the Code and applicable Treasury Regulations).

        Non-U.S. Holders described in the first bullet above will be required to pay tax on the net gain derived from the sale under regular graduated U.S. federal income tax rates, and a corporate Non-U.S. Holder described in the first bullet above also may be subject to the branch profits tax at a 30% rate, or such lower rate as may be specified by an applicable income tax treaty. Individual Non-U.S. Holders described in the second bullet above will be required to pay a flat 30% tax on the gain derived from the sale, which gain may be offset by certain U.S.-source capital losses, provided the Non-U.S. Holder has timely filed U.S. federal income tax returns with respect to such losses. Non-U.S. Holders should consult any applicable income tax or other treaties that may provide for different rules.

Backup Withholding and Information Reporting

        Generally, we must report annually to the IRS the amount of dividends paid to a Non-U.S. Holder, the Non-U.S. Holder's name and address, and the amount of U.S. federal income tax withheld, if any. A similar report will be sent to the Non-U.S. Holder. These information reporting requirements apply even if withholding was not required because the dividends were effectively connected to the conduct of a Non-U.S. Holder's trade or business within the United States or withholding was reduced or eliminated by an applicable income tax treaty. Pursuant to applicable income tax treaties or other agreements, the IRS may make these reports available to tax authorities in the Non-U.S. Holder's country of residence.

        Payments of dividends on, or of proceeds from the disposition of, our common stock made to Non-U.S. Holders may be subject to additional information reporting and backup withholding unless the Non-U.S. Holder establishes an exemption, for example, by properly certifying its non-U.S. status on an IRS Form W-8BEN or W-8BEN-E, whichever is applicable, or another appropriate version of IRS Form W-8. Notwithstanding the foregoing, backup withholding and information reporting may apply if the applicable withholding agent has actual knowledge, or reason to know, that a holder claiming to be a Non-U.S. Holder is a U.S. person.

        U.S. information reporting and backup withholding generally will not apply to a payment of proceeds of a disposition of common stock where the transaction is effected outside the United States through a non-U.S. office of a non-U.S. broker. However, information reporting requirements, but not backup withholding, generally will apply to such a payment if the broker is (i) a U.S. person; or (ii) a foreign person with certain U.S. connections, unless the broker has documentary evidence in its records that the holder is a Non-U.S. Holder and certain conditions are met or the holder otherwise establishes an exemption.

        Backup withholding is not an additional tax; rather, the U.S. federal income tax liability of persons subject to backup withholding will be reduced by the amount of tax withheld. If withholding results in an overpayment of taxes, a refund or credit may generally be obtained from the IRS, provided that the required information is furnished to the IRS in a timely manner. Non-U.S. Holders should consult their own tax advisors regarding the application of backup withholding in their particular circumstances and the availability of and procedure for obtaining an exemption from backup withholding under current Treasury Regulations.

FATCA

        Legislation commonly known as FATCA (under Sections 1471 to 1474 of the Code) generally imposes a U.S. federal withholding tax of 30% on dividends on and the gross proceeds of a disposition of our common stock paid to a "foreign financial institution" (as defined under FATCA and the applicable Treasury Regulations), unless such institution enters into an agreement with the U.S. government to withhold on certain payments and to collect and provide to the U.S. tax authorities substantial information regarding the U.S. account holders of such institution (which includes certain equity and debt holders of such institution, as well as certain account holders that are foreign entities with U.S. owners) or otherwise establishes an exemption. FATCA also generally imposes a U.S. federal withholding tax of 30% on dividends on and the gross proceeds of a disposition of our common stock paid to a non-financial foreign entity unless such entity provides the applicable withholding agent with a certification identifying certain substantial direct and indirect U.S. owners of the entity, certifies that there are none or otherwise establishes an exemption. The withholding taxes described above apply currently to any dividend payments on our common stock and will apply after December 31, 2018, to payments of gross proceeds from dispositions of our common stock. Under certain circumstances, a Non-U.S. Holder might be eligible for refunds or credits of such taxes. An intergovernmental agreement between the United States and an applicable foreign country may modify the requirements described in this paragraph. Prospective investors are urged to consult with their own tax advisors regarding the possible implications of this legislation on their investment in our common stock.

UNDERWRITING

        Credit Suisse Securities (USA) LLC and UBS Securities LLC are acting as underwriters of the offering. Subject to the terms and conditions set forth in an underwriting agreement between us, the selling stockholder and the underwriters, the selling stockholder has agreed to sell to the underwriters, and the underwriters have agreed to purchase from the selling stockholder, the respective number of shares of common stock opposite its name below:

Underwriters	Number of Shares
Credit Suisse Securities (USA) LLC	8,391,217
UBS Securities LLC	3,596,236

Total	11,987,453

        Subject to the terms and conditions set forth in the underwriting agreement, the underwriters have agreed to purchase all of the shares sold under the underwriting agreement if any of these shares are purchased.

        The underwriters are offering the shares, subject to prior sale, when, as and if issued to and accepted by them, subject to approval of legal matters by their counsel, including the validity of the shares, and other conditions contained in the underwriting agreement, such as the receipt by the underwriters of officer's certificates and legal opinions. The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.

Commissions and Discounts

        The underwriters are purchasing the shares of common stock from the selling stockholder at $22.45 per share (representing $269,118,319.85 aggregate proceeds to the selling stockholder, before expenses). The underwriters may offer the shares of common stock from time to time for sale in one or more transactions on the NYSE, in the over-the-counter market, through negotiated transactions or otherwise at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices. In connection with the sale of the shares of common stock offered hereby, the underwriters may be deemed to have received compensation in the form of underwriting discounts. The underwriters may effect such transactions by selling shares of common stock to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or purchasers of shares of common stock for whom they may act as agents or to whom they may sell as principal.

        We estimate that the total expenses of the offering payable by us will be approximately $225,000. We have also agreed to reimburse the underwriters for certain of their expenses in an amount up to $25,000.

No Sales of Similar Securities

        We, certain of our executive officers and directors, and the holders of more than 5% of our capital stock are expected to enter into lock-up agreements with the underwriters. Under the lock-up agreements, subject to certain exceptions, we and each of these persons may not, without the prior written approval of the underwriters, offer, sell, contract to sell, pledge, or otherwise dispose of, directly or indirectly, or hedge our common stock or securities convertible into or exchangeable or exercisable for our common stock. These restrictions will be in effect for a period ending on and including the date that is 30 days after the date of this prospectus.

        The underwriters may, at any time and in their sole discretion, release some or all the securities from these lock-up agreements. If the restrictions under the lock-up agreements are waived, shares of our common stock may become available for resale into the market, subject to applicable law, which could reduce the market price of our common stock.

Indemnification

        We and the selling stockholder agreed to indemnify the underwriters against certain liabilities, including certain liabilities under the Securities Act. If we and the selling stockholder are unable to provide this indemnification, we and the selling stockholder have agreed to contribute to payments the underwriters may be required to make in respect of those liabilities.

Short Positions

        In connection with the offering, the underwriters may purchase and sell our common stock in the open market. These transactions may include short sales and purchases on the open market to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater number of shares than it is required to purchase in the offering. "Covered" short sales are sales made in an amount not greater than the underwriters' option to purchase additional shares described above. The underwriters may close out any covered short position by either exercising their option to purchase additional shares or purchasing shares in the open market. In determining the source of shares to close out the covered short position, the underwriters will consider, among other things, the price of shares available for purchase in the open market as compared to the price at which they may purchase shares through the option granted to them. "Naked" short sales are sales in excess of such option. The underwriters must close out any naked short position by purchasing shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of our common stock in the open market after pricing that could adversely affect investors who purchase in the offering.

        Similar to other purchase transactions, the underwriters' purchases to cover the syndicate short sales may have the effect of raising or maintaining the market price of our common stock or preventing or retarding a decline in the market price of our common stock. As a result, the price of our common stock may be higher than the price that might otherwise exist in the open market. The underwriters may conduct these transactions on the NYSE, in the over-the-counter market or otherwise.

        None of us, the selling stockholder or the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of our common stock. In addition, neither we, the selling stockholder nor the underwriters make any representation that the underwriters will engage in these transactions or that these transactions, once commenced, will not be discontinued without notice.

Passive Market Making

        In connection with this offering, the underwriters may engage in passive market making transactions in the common stock on the NYSE in accordance with Regulation M under the Exchange Act during a period before the commencement of offers or sales of common stock and extending through the completion of distribution. A passive market maker must display its bid at a price not in excess of the highest independent bid of that security. However, if all independent bids are lowered below the passive market maker's bid, that bid must then be lowered when specified purchase limits are exceeded. Passive market making may cause the price of our common stock to be higher than the price that otherwise would exist in the open market in the absence of those transactions. The underwriters are not required to engage in passive market making and may end passive market making activities at any time.

Electronic Distribution

        A prospectus in electronic format may be made available on the Internet sites or through other online services maintained by the underwriters in this offering, or by their affiliates. In those cases, prospective investors may view offering terms online and, depending upon the particular underwriter, prospective investors may be allowed to place orders online. The underwriters may agree with us to allocate a specific number of shares for sale to online brokerage account holders.

        Any such allocation for online distributions will be made by the underwriters on the same basis as other allocations. Other than the prospectus in electronic format, the information on any underwriter's website and any information contained in any other website maintained by the underwriters is not part of this prospectus supplement or the accompanying prospectus, has not been approved and/or endorsed by us or any underwriter in its capacity as underwriter and should not be relied upon by investors.

Affiliations

        The underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. The underwriters and their respective affiliates may from time to time in the future engage with us and perform services for us or in the ordinary course of their business for which they will receive customary fees and expenses. In the ordinary course of their various business activities, the underwriters and their respective respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers, and such investment and securities activities may involve securities and/or instruments of us. The underwriters and their respective affiliates may also make investment recommendations and/or publish or express independent research views in respect of these securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in these securities and instruments.

Notice to Prospective Investors

European Economic Area

        In relation to each member state of the European Economic Area, no offer of ordinary shares which are the subject of the offering has been, or will be made to the public in that Member State, other than under the following exemptions under the Prospectus Directive:

  (a)
  to any legal entity which is a qualified investor as defined in the Prospectus Directive;

  (b)
  to fewer than 150 natural or legal persons (other than qualified investors as defined in the Prospectus Directive), subject to obtaining the prior consent of the Representatives for any such offer; or

  (c)
  in any other circumstances falling within Article 3(2) of the Prospectus Directive,

provided that no such offer of ordinary shares referred to in (a) to (c) above shall result in a requirement for the Company or any Representative to publish a prospectus pursuant to Article 3 of the Prospectus Directive, or supplement a prospectus pursuant to Article 16 of the Prospectus Directive.

        Each person located in a Member State to whom any offer of ordinary shares is made or who receives any communication in respect of an offer of ordinary shares, or who initially acquires any ordinary shares will be deemed to have represented, warranted, acknowledged and agreed to and with each Representative and the Company that (1) it is a "qualified investor" within the meaning of the law in that Member State implementing Article 2(1)(e) of the Prospectus Directive; and (2) in the case of any ordinary shares acquired by it as a financial intermediary as that term is used in Article 3(2) of the Prospectus Directive, the ordinary shares acquired by it in the offer have not been acquired on behalf of, nor have they been acquired with a view to their offer or resale to, persons in any Member State other than qualified investors, as that term is defined in the Prospectus Directive, or in circumstances in which the prior consent of the Representatives has been given to the offer or resale; or where ordinary shares have been acquired by it on behalf of persons in any Member State other than qualified investors, the offer of those ordinary shares to it is not treated under the Prospectus Directive as having been made to such persons. The Company, our representatives and their respective affiliates will rely upon the truth and accuracy of the foregoing representations, acknowledgments and agreements.

        This prospectus supplement has been prepared on the basis that any offer of shares in any Member State will be made pursuant to an exemption under the Prospectus Directive from the requirement to publish a prospectus for offers of shares. Accordingly any person making or intending to make an offer in that Member State of shares which are the subject of the offering contemplated in this prospectus supplement may only do so in circumstances in which no obligation arises for the Company or any of the Representatives to publish a prospectus pursuant to Article 3 of the Prospectus Directive in relation to such offer. Neither the Company nor the Representatives have authorized, nor do they authorize, the making of any offer of shares in circumstances in which an obligation arises for the Company or the Representatives to publish a prospectus for such offer.

        For the purposes of this provision, the expression an "offer of ordinary shares to the public" in relation to any ordinary shares in any Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the ordinary shares to be offered so as to enable an investor to decide to purchase or subscribe the ordinary shares, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State, the expression "Prospectus Directive" means Directive 2003/71/EC (as amended) and includes any relevant implementing measure in each Member State.

United Kingdom

        In the United Kingdom, this prospectus supplement is only being distributed to and is only directed at: qualified investors (as defined in the Prospectus Directive) (i) who have professional experience in matters relating to investments falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (as amended), or the Order; and/or (ii) who are high net worth companies falling within Article 49(2)(a) to (d) of the Order, or (iii) is any other person to whom it may otherwise be lawfully communicated, all such persons together being referred to as relevant persons. The shares are only available to, and any invitation, offer or agreement to subscribe, purchase or otherwise acquire such shares will be engaged in only with, relevant persons. Any person who is not a relevant person should not act or rely on this prospectus or any of its contents.

Canada

        This document constitutes an "exempt offering document" as defined in and for the purposes of applicable Canadian securities laws. No prospectus has been filed with any securities commission or similar regulatory authority in Canada in connection with the offer and sale of the shares. No securities commission or similar regulatory authority in Canada has reviewed or in any way passed upon this document or on the merits of the shares and any representation to the contrary is an offence.

        Canadian investors are advised that this document has been prepared in reliance on section 3A.3 of National Instrument 33-105 Underwriting Conflicts, or NI 33-105. Pursuant to section 3A.3 of NI 33-105, we and the underwriters are not required to provide investors with certain conflicts of interest disclosure pertaining to "connected issuer" and/or "related issuer" relationships that may exist between the company and the underwriters as would otherwise be required pursuant to subsection 2.1(1) of NI 33-105.

  Resale restrictions

        The offer and sale of the shares in Canada is being made on a private placement basis only and is exempt from the requirement that we prepare and file a prospectus under applicable Canadian securities laws. Any resale of shares acquired by a Canadian investor in this offering must be made in accordance with applicable Canadian securities laws, which may vary depending on the relevant jurisdiction, and which may require resales to be made in accordance with Canadian prospectus requirements, a statutory exemption from the prospectus requirements, in a transaction exempt from the prospectus requirements or otherwise under a discretionary exemption from the prospectus requirements granted by the applicable local Canadian securities regulatory authority. These resale restrictions may under certain circumstances apply to resales of the shares outside of Canada.

  Representations of purchasers

        Each Canadian investor who purchases the shares will be deemed to have represented to us, the underwriters and to each dealer from whom a purchase confirmation is received, as applicable, that the investor (i) is purchasing as principal, or is deemed to be purchasing as principal in accordance with applicable Canadian securities laws; (ii) is an "accredited investor" as such term is defined in section 1.1 of National Instrument 45-106 Prospectus Exemptions, or NI 45-106, or, in Ontario, as such term is defined in section 73.3(1) of the Securities Act (Ontario); and (iii) is a "permitted client" as such term is defined in section 1.1 of National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations.

  Taxation and eligibility for investment

        Any discussion of taxation and related matters contained in this document does not purport to be a comprehensive description of all of the tax considerations that may be relevant to a Canadian investor when deciding to purchase the shares and, in particular, does not address any Canadian tax considerations. No representation or warranty is hereby made as to the tax consequences to a resident, or deemed resident, of Canada of an investment in the shares or with respect to the eligibility of the shares for investment by such investor under relevant Canadian federal and provincial legislation and regulations.

  Rights of action for damages or rescission

        Securities legislation in certain of the Canadian jurisdictions provides certain purchasers of securities pursuant to an offering memorandum, including where the distribution involves an "eligible foreign security" as such term is defined in Ontario Securities Commission Rule 45-501 Ontario Prospectus and Registration Exemptions and in Multilateral Instrument 45-107 Listing Representation and Statutory Rights of Action Disclosure Exemptions, as applicable, with a remedy for damages or rescission, or both, in addition to any other rights they may have at law, where the offering memorandum, or other offering document that constitutes an offering memorandum, and any amendment thereto, contains a "misrepresentation" as defined under applicable Canadian securities laws. These remedies, or notice with respect to these remedies, must be exercised or delivered, as the case may be, by the purchaser within the time limits prescribed under, and are subject to limitations and defences under, applicable Canadian securities legislation. In addition, these remedies are in addition to and without derogation from any other right or remedy available at law to the investor.

  Language of documents

        Upon receipt of this document, each Canadian investor hereby confirms that it has expressly requested that all documents evidencing or relating in any way to the sale of the securities described herein (including for greater certainty any purchase confirmation or any notice) be drawn up in the English language only. Par la réception de ce document, chaque investisseur canadien confirme par les présentes qu'il a expressément exigé que tous les documents faisant foi ou se rapportant de quelque manière que ce soit à la vente des valeurs mobilières décrites aux présentes (incluant, pour plus de certitude, toute confirmation d'achat ou tout avis) soient rédigés en anglais seulement.

Australia

        This prospectus is not a formal disclosure document and has not been, nor will be, lodged with the Australian Securities and Investments Commission. It does not purport to contain all information that an investor or their professional advisers would expect to find in a prospectus or other disclosure document (as defined in the Corporations Act 2001 (Australia)) for the purposes of Part 6D.2 of the Corporations Act 2001 (Australia) or in a product disclosure statement for the purposes of Part 7.9 of the Corporations Act 2001 (Australia), in either case, in relation to the securities.

        The securities are not being offered in Australia to "retail clients" as defined in sections 761G and 761GA of the Corporations Act 2001 (Australia). This offering is being made in Australia solely to "wholesale clients" for the purposes of section 761G of the Corporations Act 2001 (Australia) and, as such, no prospectus, product disclosure statement or other disclosure document in relation to the securities has been, or will be, prepared.

        This prospectus does not constitute an offer in Australia other than to persons who do not require disclosure under Part 6D.2 of the Corporations Act 2001 (Australia) and who are wholesale clients for the purposes of section 761G of the Corporations Act 2001 (Australia). By submitting an application for our securities, you represent and warrant to us that you are a person who does not require disclosure under Part 6D.2 and who is a wholesale client for the purposes of section 761G of the Corporations Act 2001 (Australia). If any recipient of this prospectus is not a wholesale client, no offer of, or invitation to apply for, our securities shall be deemed to be made to such recipient and no applications for our securities will be accepted from such recipient. Any offer to a recipient in Australia, and any agreement arising from acceptance of such offer, is personal and may only be accepted by the recipient. In addition, by applying for our securities you undertake to us that, for a period of 12 months from the date of issue of the securities, you will not transfer any interest in the securities to any person in Australia other than to a person who does not require disclosure under Part 6D.2 and who is a wholesale client.

Hong Kong

        The contents of this prospectus have not been reviewed by any regulatory authority in Hong Kong. You are advised to exercise caution in relation to the offer. If you are in any doubt about any of the contents of this prospectus, you should obtain independent professional advice. Please note that (i) our securities may not be offered or sold in Hong Kong, by means of this prospectus or any document other than to "professional investors" within the meaning of Part I of Schedule 1 of the Securities and Futures Ordinance (Cap.571, Laws of Hong Kong) (SFO) and any rules made thereunder, or in other circumstances which do not result in the document being a "prospectus" within the meaning of the Companies Ordinance (Cap.32, Laws of Hong Kong) (CO) or which do not constitute an offer or invitation to the public for the purpose of the CO or the SFO, and (ii) no advertisement, invitation or document relating to our securities may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere) which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to the securities which are or are intended to be disposed of only to persons outside Hong Kong or only to "professional investors" within the meaning of the SFO and any rules made thereunder.

Japan

        Our securities have not been and will not be registered under the Financial Instruments and Exchange Law of Japan (the "Financial Instruments and Exchange Law") and our securities will not be offered or sold, directly or indirectly, in Japan, or to, or for the benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan, or to a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments and Exchange Law and any other applicable laws, regulations and ministerial guidelines of Japan.

Singapore

        This prospectus has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of our securities may not be circulated or distributed, nor may our securities be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (SFA), (ii) to a relevant person pursuant to Section 275(1), or any person pursuant to Section 275(1A), and in accordance with the conditions specified in Section 275 of the SFA, or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

        Where our securities are subscribed or purchased under Section 275 by a relevant person which is:

          (a)   a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

          (b)   a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor,

securities (as defined in Section 239(1) of the SFA) of that corporation or the beneficiaries' rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired our securities pursuant to an offer made under Section 275 except:

    1)
    to an institutional investor or to a relevant person defined in Section 275(2) of the SFA, or to any person arising from an offer referred to in Section 275(1A) or Section 276(4)(i)(B) of the SFA;

    2)
    where no consideration is or will be given for the transfer;

    3)
    where the transfer is by operation of law; or

    4)
    as specified in Section 276(7) of the SFA.

Switzerland

        This prospectus does not constitute an issue prospectus pursuant to Article 652a or Article 1156 of the Swiss Code of Obligations (CO) and the shares will not be listed on the SIX Swiss Exchange. Therefore, the Prospectus may not comply with the disclosure standards of the CO and/or the listing rules (including any prospectus schemes) of the SIX Swiss Exchange. Accordingly, the shares may not be offered to the public in or from Switzerland, but only to a selected and limited circle of investors, which do not subscribe to the shares with a view to distribution.

Dubai International Finance Centre

        This prospectus relates to an Exempt Offer in accordance with the Markets Rules of the Dubai Financial Services Authority. This prospectus is intended for distribution only to Professional Clients who are not natural persons. It must not be delivered to, or relied on by, any other person. The Dubai Financial Services Authority has no responsibility for reviewing or verifying any documents in connection with Exempt Offers. The Dubai Financial Services Authority has not approved this document nor taken steps to verify the information set out in it, and has no responsibility for it. The securities to which this prospectus relates may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the securities offered should conduct their own due diligence on the securities. If you do not understand the contents of this document you should consult an authorized financial adviser.

LEGAL MATTERS

        The validity of the common stock offered hereby will be passed upon for us by Shearman & Sterling LLP, New York, New York. Certain legal matters will be passed upon for the underwriters by Latham & Watkins LLP, New York, New York.

EXPERTS

        The consolidated financial statements of Advanced Disposal Services, Inc. incorporated by reference in the Form 10-K for the year ended December 31, 2017 and the effectiveness of Advanced Disposal Services, Inc.'s internal control over financial reporting as of December 31, 2017 have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, incorporated by reference therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

PROSPECTUS

Advanced Disposal Services, Inc.

Common Stock

        This prospectus relates to the sale of shares of our common stock (the "common stock") by us or certain of our existing stockholders (the "selling stockholders").

        We or any selling stockholders may offer and sell or otherwise dispose of the shares of common stock described in this prospectus from time to time through public or private transactions at prevailing market prices, at prices related to prevailing market prices or at privately negotiated prices. We or any selling stockholders will bear all underwriting fees, commissions and discounts, if any, attributable to the sales of shares and any transfer taxes. We will bear all other costs, expenses and fees in connection with the registration of the shares. See "Plan of Distribution" for more information about how we or any selling stockholders may sell or dispose of their shares of common stock.

        This prospectus may not be used to offer to sell any shares of our common stock unless accompanied by a prospectus supplement. The prospectus supplement or a free writing prospectus may add, update or change information contained in this prospectus. You should read this prospectus, any prospectus supplement and any free writing prospectus, together with the documents incorporated by reference herein and therein, before you make an investment decision.

        Our common stock is listed on the New York Stock Exchange ("NYSE") under the symbol "ADSW". The last reported sale price of the shares of our common stock on the NYSE on November 15, 2017, was $23.00 per share.

        You should carefully read this prospectus and any applicable prospectus supplement or free writing prospectus, together with any documents we incorporate by reference, before you invest in our common stock.

        Investing in our common stock involves risks. See "Risk Factors" in our most recent Annual Report on Form 10-K, which is incorporated by reference herein, as well as any other recently filed quarterly or current reports and, if any, in the relevant prospectus supplement to read about factors you should consider before buying our common stock.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or the accuracy of this prospectus. Any representation to the contrary is a criminal offense.

Prospectus dated November 16, 2017.

i

 ABOUT THIS PROSPECTUS

        This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission (the "SEC") using a "shelf" registration process. Under this shelf registration process, we or any selling stockholders may, from time to time, sell shares of our common stock in one or more offerings. This prospectus provides you with a general description of the shares of our common stock that we or any selling stockholders may offer. This prospectus may be supplemented from time to time by one or more prospectus supplements. The prospectus supplement may add, update or change information contained in, or incorporated by reference to, this prospectus.

        We are responsible for the information contained in or incorporated by reference to this prospectus, any prospectus supplement or any free writing prospectus prepared by or on behalf of us. Neither we nor the selling stockholders have authorized anyone to provide you with additional or different information. We, and the selling stockholders, take no responsibility for, and can provide no assurances as to the reliability of, additional, different or inconsistent information that others may give you. If you are in a jurisdiction where offers to sell, or solicitations of offers to purchase, shares of our common stock are unlawful, or if you are a person to whom it is unlawful to direct these types of activities, then the offer presented in this document does not extend to you. You should assume the information appearing in this prospectus is accurate only as of the respective dates of such information. Our business, financial condition, results of operations and prospects may have changed since those dates.

        The registration statement, of which this prospectus is a part, contains more information than this prospectus regarding us and the matters discussed in this prospectus, including exhibits and schedules. You can obtain a copy of the registration statement from the SEC at the SEC's website or at the SEC's offices as described below under the heading "Where You Can Find Additional Information." Statements in this prospectus and any applicable prospectus supplement concerning any document we filed as an exhibit to the registration statement or that we otherwise filed with the SEC are not intended to be comprehensive and are qualified by reference to these filings. You should review the complete document to evaluate these statements. You should read this prospectus and any applicable prospectus supplement, together with the additional information described under the heading "Where You Can Find More Information," before making your investment decision.

        Except where the context requires otherwise, references in this prospectus to "Advanced Disposal," "Company," "we," "us," and "our" refer to Advanced Disposal Services, Inc., together with its consolidated subsidiaries. In this prospectus, when we refer to our fiscal years, we say "fiscal" and the year number, as in "fiscal 2016," which refers to our fiscal year ended December 31, 2016. Except where otherwise noted, statistical data of the Company is as of September 30, 2017.

 PROSPECTUS SUMMARY

        This summary highlights some of the information contained in, or incorporated by reference to, this prospectus. This summary may not contain all of the information that may be important to you. For a more complete understanding of our business and this offering, we encourage you to read this entire prospectus, including the documents incorporated by reference herein, the more detailed information regarding our Company and the common stock being sold in this offering, as well as our consolidated financial statements and the related notes incorporated by reference in this prospectus, before deciding to invest in our common stock. Some of the statements in this prospectus constitute forward looking statements. See "Cautionary Statement Concerning Forward-Looking Statements."

        We are a leading integrated provider of non-hazardous solid waste collection, transfer, recycling and disposal services, operating primarily in secondary markets or under exclusive arrangements. We have a presence in 16 states across the Midwest, South and East regions of the United States, as well as in the Commonwealth of the Bahamas, serving approximately 2.8 million residential customers and over 200,000 commercial and industrial ("C&I") customers through our extensive network of 92 collection operations, 73 transfer stations, 22 owned or operated recycling facilities and 40 owned or operated active landfills.

        For a description of our business, financial condition, results of operations and other important information regarding us, we refer you to our filings with the SEC incorporated by reference to this prospectus. For instructions on how to find copies of these documents, see "Where You Can Find More Information."

        We were incorporated in 2012 in the state of Delaware. Our principal executive office is located at 90 Fort Wade Road, Ponte Vedra, Florida 32081. Our telephone number at that address is (904) 737-7900. Our corporate website address is www.advanceddisposal.com. Information on our website is deemed not to be a part of this prospectus and is not incorporated herein. Our stock began trading on the NYSE on October 6, 2016 under the symbol "ADSW".

 RISK FACTORS

        Investment in our common stock involves risks. You should carefully consider the risk factors under the caption "Risk Factors" in our 2016 Form 10-K and our 2017 Q2 Form 10-Q, as well as any subsequent Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q or Current Reports on Form 8-K we file after the date of this prospectus, all of which are incorporated by reference to this prospectus, and all other information contained or incorporated by reference to this prospectus, including any prospectus supplement or free writing prospectus. The occurrence of any of these risks might cause you to lose all or part of your investment in our common stock.

 WHERE YOU CAN FIND MORE INFORMATION; INCORPORATION BY REFERENCE

        We file annual, quarterly and special reports and other information with the SEC. Our filings with the SEC are available to the public on the SEC's website at www.sec.gov. Those filings are also available to the public on, or accessible through, our corporate website at www.advanceddisposal.com. The information contained on or accessible through our corporate website or any other website that we may maintain is not part of this prospectus or the registration statement of which this prospectus is a part. You may also read and copy, at SEC prescribed rates, any document we file with the SEC, including the registration statement (and its exhibits) of which this prospectus is a part, at the SEC's Public Reference Room located at 100 F Street, N.E., Washington D.C. 20549. You can call the SEC at 1-800-SEC-0330 to obtain information on the operation of the Public Reference Room.

        The SEC allows us to "incorporate by reference" the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus, and later information that we file with the SEC will automatically update and supersede the information included in this prospectus and the documents listed below. We incorporate by reference the documents listed below and all documents we file pursuant to Section 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), on or after the date of this prospectus (including all documents we so file after the date of this registration statement and prior to the effectiveness of this registration statement) and prior to the termination of the offering under this prospectus and any prospectus supplement (other than, in each case, documents or information deemed to have been furnished and not filed in accordance with SEC rules), until we complete our offerings of the common stock registered under this registration statement:

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  Annual Report on Form 10-K for the year ended December 31, 2016, filed with the SEC on February 24, 2017 (the "2016 Form 10-K").

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  Quarterly Reports on Form 10-Q for the quarters ended March 31, 2017, June 30, 2017, and September 30, 2017, filed with the SEC on May 5, 2017 (the "2017 Q1 Form 10-Q), August 4, 2017 (the "2017 Q2 Form 10-Q") and November 3, 2017 (the "2017 Q3 Form 10-Q"), respectively.

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  Current Reports on Form 8-K filed with the SEC on May 3, 2017, May 19, 2017, May 23, 2017, May 26, 2017 (as amended on June 19, 2017), June 19, 2017, August 8, 2017 and September 29, 2017.

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  Definitive Proxy Statement on Schedule 14A, filed with the SEC on April 5, 2017 (portions thereof incorporated by reference in Part III of the 2016 Form 10-K).

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  The description of our common stock contained in our Registration Statement on Form 8-A filed on October 5, 2016, including all amendments and reports filed for the purpose of updating such description.

        We will provide without charge to each person a copy of any and all of the documents referred to herein, who makes a written or oral request, by writing or calling us at the following address or telephone number:

Advanced Disposal Services, Inc.
90 Fort Wade Road
Ponte Vedra, FL 32081
Attention: Investor Relations
Telephone: +1 (904) 737-7900

 CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS

        This prospectus contains and incorporates by reference "forward-looking statements" within the meaning of the U.S. federal securities laws. All statements other than statements of historical facts in this document, including, without limitation, those regarding our business strategy, financial position, results of operations, plans, prospects and objectives of management for future operations (including development plans and objectives relating to our activities), are forward-looking statements. Many, but not all, of these statements can be found by looking for words like "expect," "anticipate," "goal," "project," "plan," "believe," "seek," "will," "may," "forecast," "estimate," "intend" and "future" and similar words. Statements that address activities, events or developments that we intend, expect or believe may occur in the future are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the "Securities Act"), and section 21E of the Exchange Act. Forward-looking statements do not guarantee future performance and may involve risks, uncertainties and other factors which could cause our actual results, performance or achievements to differ materially from the future results, performance or achievements expressed or implied in those forward-looking statements.

        Examples of these risks, uncertainties and other factors include, but are not limited to:

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  our ability to achieve future profitability will depend on us executing our strategy and controlling costs;

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  future results may be impacted by the expiration of net operating losses (NOLs);

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  we operate in a highly competitive industry and the inability to compete effectively with larger and better capitalized companies and governmental service providers;

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  our results are vulnerable to economic conditions;

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  we may lose contracts through competitive bidding, early termination or governmental action;

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  some of our customers, including governmental entities, have suffered financial difficulties affecting their credit risk, which could negatively impact our operating results;

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  our financial and operating performance may be affected by the inability in some instances to renew or expand existing landfill permits or acquire new landfills. Further, the cost of operation and/or future construction of our existing landfills may become economically unfeasible causing us to abandon or cease operations;

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  we could be precluded from maintaining permits or entering into certain contracts if we are unable to obtain sufficient third-party financial assurance or adequate insurance coverage;

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  our accruals for our landfill site closure, post-closure and contamination related costs may be inadequate;

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  our cash flow may not be sufficient to finance our high level of capital expenditures;

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  our acquisitions, including our ability to integrate acquired businesses, or that the acquired businesses may have unexpected risks or liabilities;

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  the seasonal nature of our business and "event-driven" waste projects that could cause our results to fluctuate;

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  we may be subject in the normal course of business to judicial, administrative or other third-party proceedings that could interrupt or limit our operations, result in adverse judgments, settlements or fines and create negative publicity;

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  fuel supply and prices may fluctuate significantly and we may not be able to pass on cost increases to our customers;

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  fluctuations in the prices of commodities may adversely affect our financial condition, results of operations and cash flows;

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  increases in labor and disposal costs and related transportation costs could adversely impact our financial results;

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  efforts by labor unions could divert management attention and adversely affect operating results;

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  we depend significantly on the services of the members of our senior, regional and local management teams, and the departure of any of those persons could cause our operating results to suffer;

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  we are increasingly dependent on technology in our operations and, if our technology fails, our business could be adversely affected;

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  a cybersecurity incident could negatively impact our business and our relationships with customers;

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  operational and safety risks, including the risk of personal injury to employees and others;

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  we are subject to substantial governmental regulation and failure to comply with these requirements, as well as enforcement actions and litigation arising from an actual or perceived breach of such requirements, could subject us to fines, penalties and judgments, and impose limits on our ability to operate and expand;

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  our operations being subject to environmental, health and safety laws and regulations, as well as contractual obligations that may result in significant liabilities;

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  future changes in laws or renewed enforcement of laws regulating the flow of solid waste in interstate commerce could adversely affect our operating results;

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  fundamental change in the waste management industry as traditional waste streams are increasingly viewed as renewable resources and changes in laws and environmental policies may limit the items that enter the waste stream, any of which may adversely impact volumes and tipping fees at our landfills. Alternatives to landfill disposal may cause our revenues and operating results to decline;

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  risks associated with our substantial indebtedness and working capital deficit; and

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  risks associated with our ability to implement our growth strategy as and when planned.

        There may be other factors, many of which are beyond our control, that may cause our actual results to differ materially from the forward-looking statements, including factors disclosed under the sections entitled "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" in our 2016 Form 10-K, our 2017 Q1 Form 10-Q, our 2017 Q2 Form 10-Q and our 2017 Q3 Form 10-Q. You should evaluate all forward-looking statements made in this prospectus in the context of these risks and uncertainties.

        The forward-looking statements contained in this prospectus speak only as of the date of this prospectus. We undertake no obligation to publicly release the result of any revisions to these forward-looking statements, to reflect events or circumstances after the date of this prospectus or to reflect the occurrence of unanticipated events.

 USE OF PROCEEDS

        In the case of a sale of shares of our common stock by us, the use of proceeds will be specified in the applicable prospectus supplement. In the case of a sale of shares of our common stock by any selling stockholders, we will not receive any of the proceeds from such sale.

 SELLING STOCKHOLDERS

        Information about the selling stockholders will be set forth in a prospectus supplement, in a post-effective amendment to the registration statement of which this prospectus forms a part or in filings we make with the SEC under the Exchange Act, that are incorporated by reference herein.

 DESCRIPTION OF CAPITAL STOCK

        The following is a description of the material terms and provisions of our capital stock, our certificate of incorporation and bylaws, and other rights of holders of our capital stock, including our Stockholders Agreement (as defined herein) as currently in effect. This description is not complete and may not contain all the information you should consider before investing in our capital stock. For more complete information, you should read our certificate of incorporation, bylaws, and the Stockholders Agreement, copies of which are incorporated by reference herein.

Authorized Capitalization

        Our authorized capital stock consists of 1,000,000,000 shares of common stock, par value $0.01 per share, and 100,000,000 shares of preferred stock, par value $0.01 per share.

Common Stock

  Voting Rights

        Holders of common stock are entitled to one vote for each share held of record on all matters submitted to a vote of the stockholders, including the election of directors. There will be no cumulative voting in the election of directors, which means that holders of a majority of the outstanding shares of common stock will be able to elect all of the directors, and holders of less than a majority of such shares will be unable to elect any director.

  Dividends

        Under our certificate of incorporation, subject to preferences that may be applicable to any outstanding shares of preferred stock, holders of common stock are entitled to receive such dividends, if any, as may be declared from time to time by our board of directors out of funds legally available for dividend payments. Our senior secured credit facilities and the indenture governing our 5.625% senior notes due 2024 impose restrictions on our ability to declare dividends on our common stock.

  Preemptive Rights

        The holders of common stock have no preferences or rights of conversion, exchange, pre-emption or other subscription rights. In the event that we grant any preemptive rights with respect to our common stock to any person, Highstar Capital, BTG, and CPPIB, and their affiliates, as applicable, so long as they have the right to nominate a designee to our board, shall be entitled to preemptive rights no less favorable than those granted to such person.

  Redemption or Sinking Fund

        There are no redemption or sinking fund provisions applicable to the common stock.

  Liquidation or Dissolution

        In the event of any liquidation, dissolution or winding-up of our affairs, holders of common stock will be entitled to our assets that are remaining after payment or provision for payment of all of our debts and obligations and after liquidation payments to holders of outstanding shares of preferred stock, if any.

Preferred Stock

        There are 100,000,000 shares of authorized preferred stock which, if issued, would have priority over the common stock with respect to dividends and other distributions, including the distribution of our assets upon liquidation. Unless required by law or by the NYSE, our board of directors will have the authority without further stockholder authorization to issue from time to time shares of preferred stock in one or more series and to fix the terms, limitations, relative rights and preferences and variations of each series. No shares of preferred stock are issued or outstanding as of the date of this prospectus.

Limitations on Directors' Liability

        Our certificate of incorporation and bylaws contain provisions indemnifying our directors and officers to the fullest extent permitted by law. We have entered into indemnification agreements with each of our directors which, in some cases, are broader than the specific indemnification provisions contained under Delaware law.

        In addition, as permitted by Delaware law, our certificate of incorporation provides that no director will be liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director. The effect of this provision is to restrict our rights and the rights of our stockholders in derivative suits to recover monetary damages against a director for breach of fiduciary duty as a director, except that a director will be personally liable for:

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  any breach of his or her duty of loyalty to us or our stockholders;

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  acts or omissions not in good faith which involve intentional misconduct or a knowing violation of law;

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  the payment of dividends or the redemption or purchase of stock in violation of Delaware law; or

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  any transaction from which the director derived an improper personal benefit.

        This provision does not affect a director's liability under the federal securities laws.

        To the extent our directors, officers and controlling persons are indemnified under the provisions contained in our certificate of incorporation, our bylaws, Delaware law or contractual arrangements against liabilities arising under the Securities Act, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Corporate Opportunity

        The Delaware General Corporation Law (the "DGCL") permits corporations to adopt provisions that renounce any interest or expectancy in, or any offer of an opportunity to participate in, specified business opportunities that are presented to the corporation or one or more of its officers, directors or stockholders. In recognition that our directors and officers may serve as (i) directors, officers and/or employees of Highstar Capital, BTG or CPPIB and their respective affiliates or (ii) as directors, officers and/or employees of other businesses engaged in designing, developing, providing services to, managing, owning or investing in waste management companies ("Dual Role Persons"), our certificate of incorporation provides for the allocation of certain corporate opportunities between us and the Dual Role Persons. Specifically, none of the Dual Role Persons will have any duty to refrain from engaging directly or indirectly in the same or similar business activities or lines of business that we do. In the event that a Dual Role Person acquires knowledge of a potential transaction or matter outside of his or her capacity as a director of Advanced Disposal which may be a corporate opportunity, we will not have any expectancy in such corporate opportunity, and the Dual Role Person will not have any duty to present such corporate opportunity to us and may pursue or acquire such corporate opportunity for himself/herself or direct such opportunity to another person. A corporate opportunity that a Dual Role Person acquires knowledge of will not belong to us unless the corporate opportunity at issue is expressly offered to such person solely in his or her capacity as a director or officer of ours. In addition, even if a business opportunity is presented to a Dual Role Person, the following corporate opportunities will not belong to us: (1) those we are not financially able, contractually permitted or legally able to undertake; (2) those not in our line of business; (3) those of no practical advantage to us; and (4) those in which we have no interest or reasonable expectancy.

Anti-Takeover Provisions

        In addition to the voting rights that Highstar Capital and its affiliates will have upon completion of this offering as a result of its ownership of our common stock, some provisions of Delaware law contain, and our certificate of incorporation and our bylaws described below contain, a number of provisions which may have the effect of encouraging persons considering unsolicited tender offers or other unilateral takeover proposals to negotiate with our board of directors rather than pursue non-negotiated takeover attempts, which we believe may result in an improvement of the terms of any such acquisition in favor of our stockholders. However, these provisions will also give our board of directors the power to discourage acquisitions that some stockholders may favor.

  Delaware Law

        We are governed by the provisions of Section 203 of the DGCL regulating corporate takeovers. This section prevents some Delaware corporations from engaging, under some circumstances, in a business combination, which includes a merger or sale of at least 10% of the corporation's assets with any interested stockholder, meaning a stockholder who, together with affiliates and associates, owns or, within three years prior to the determination of interested stockholder status, did own 15% or more of the corporation's outstanding voting stock, unless:

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  the transaction is approved by the board of directors prior to the time that the interested stockholder became an interested stockholder;

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  upon consummation of the transaction which resulted in the stockholder's becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding stock owned by directors who are also officers of the corporation; or

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  subsequent to such time that the stockholder became an interested stockholder, the business combination is approved by the board of directors and authorized at an annual or special meeting of stockholders by at least two-thirds of the outstanding voting stock which is not owned by the interested stockholder.

        A Delaware corporation may "opt out" of these provisions with an express provision in its original certificate of incorporation or an express provision in its certificate of incorporation or bylaws resulting from a stockholders' amendment approved by at least a majority of the outstanding voting shares. We have not opted out of these provisions. As a result, mergers or other takeover or change in control attempts of us may be discouraged or prevented.

Certificate of Incorporation and Bylaw Provisions

        Our certificate of incorporation and our bylaws include a number of provisions that could deter hostile takeovers or delay or prevent changes in control of our company, including the following:

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  Number of Directors; Removal; Vacancies.  Our certificate of incorporation provides that the number of our directors can be increased or decreased by the board of directors without shareholder approval. Directors may only be removed for cause by a majority of shares entitled to vote. Vacancies on the board of directors may be filled only by the affirmative vote of a majority of the remaining directors then in office and not by the stockholders. These provisions will prevent a stockholder from increasing the size of our board of directors and gaining control of our board of directors by removing directors and filling the resulting vacancies with its own nominees.

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  Classified Board of Directors.  Our board of directors is classified into three classes of approximately equal size, each of which will hold office for a staggered three-year term. The existence of a classified board of directors could delay a successful tender offer or from obtaining majority control of our board of directors, and the prospect of that delay might deter a potential offeror.

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  Stockholder Action.  Our stockholders are not permitted to take action by written consent.

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  Special Meetings of Stockholders.  Our certificate of incorporation provides that a special meeting of stockholders may be called only by our board of directors by a resolution adopted by the affirmative vote of a majority of the total number of directors then in office.

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  Advance Notice Requirements for Stockholder Proposals and Director Nominations.  Our bylaws provide advance notice procedures for stockholders seeking to bring business before our annual meeting of stockholders, or to nominate candidates for election as directors at any meeting of stockholders. Our bylaws also specify certain requirements regarding the form and content of a stockholder's notice. These provisions may preclude our stockholders from bringing matters before our annual meeting of stockholders or from making nominations for directors at our meetings of stockholders. Under these provisions, a timely notice must be received at our principal executive office not later than the close of business on the 90th day nor earlier than the close of business on the 120th day prior to the first anniversary of the previous year's annual meeting of stockholders, or in the case of a special meeting of the stockholders, not earlier than the 120th day prior to such special meeting and not later than the close of business on the later of the 90th day before such special meeting or the 10th day following the day on which public announcement of the date of such meeting is first made.

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  No Cumulative Voting.  The DGCL provides that stockholders are not entitled to the right to cumulate votes in the election of directors unless a corporation's certificate of incorporation provides otherwise. Our certificate of incorporation and bylaws do not provide for cumulative voting.

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  Issuance of Undesignated Preferred Stock.  Our board of directors has the authority, without further action by the stockholders, to issue undesignated preferred stock with rights and preferences, including voting rights, designated from time to time by the board of directors. The existence of authorized but unissued shares of preferred stock enables our board of directors to render more difficult or to discourage an attempt to obtain control of us by means of a merger, tender offer, proxy contest, or otherwise.

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  Amendments.  Our board of directors has the power to make, alter, amend, change or repeal our bylaws or adopt new bylaws by the affirmative vote of a majority of the total number of directors then in office. Our certificate of incorporation provides that certain provisions in our certificate of incorporation may be amended, altered, repealed or rescinded only by the affirmative vote of the holders of at least two-thirds in voting power of all outstanding shares of stock of our company entitled to vote thereon, voting together as a single class, including the provisions providing for a classified board of directors (the election and term of our directors).

Stockholders Agreement

        In connection with our initial public offering, we entered into a stockholders agreement (the "Stockholders Agreement") with Highstar Capital, CPPIB and BTG. This agreement grants Highstar Capital the right to nominate to our board of directors a number of designees equal to: (i) at least a majority of the total number of directors comprising our board of directors, at such time, as long as Highstar Capital and its affiliates beneficially own at least 50% of the shares of our common stock; (ii) at least 40% of the total number of directors comprising our board of directors at such time as long as Highstar Capital and its affiliates beneficially own at least 40% but less than 50% of the shares of our common stock; (iii) at least 30% of the total number of directors comprising our board of directors at such time as long as Highstar Capital and its affiliates beneficially own at least 30% but less than 40% of the shares of our common stock; (iv) at least 20% of the total number of directors comprising our board of directors at such time as long as Highstar Capital and its affiliates beneficially own at least 20% but less 30% of the shares of our common stock; and (v) at least 10% of the total number of directors comprising our board of directors at such time as long as Highstar Capital and its affiliates beneficially own at least 5% but less than 20% of the shares of our common stock. For purposes of calculating the number of directors that Highstar Capital is entitled to nominate pursuant to the formula outlined above, any fractional amounts would be rounded up to the nearest whole number (e.g., one and one quarter directors shall equate to two directors) and the calculation would be made on a pro forma basis after taking into account any increase in the size of our board of directors.

        This agreement also grants to each of CPPIB and BTG the right to nominate to our Board of Directors one designee, as long as CPPIB, and its affiliates, or BTG, and its affiliates, as applicable collectively beneficially own at least 5% of the outstanding shares of our common stock.

        In addition, in the event a vacancy on the board of directors is caused by the death, retirement or resignation of a Highstar Capital, CPPIB or BTG director-designee, Highstar Capital, CPPIB or BTG, or their affiliates, as applicable, to the fullest extent permitted by law, have the right to have the vacancy filled by a new director-designee of Highstar Capital, CPPIB or BTG, as applicable.

Listing

        Our common stock is listed on the NYSE under the symbol "ADSW".

Transfer Agent and Registrar

        The transfer agent and registrar for our common stock is Wells Fargo Bank, National Association.

 PLAN OF DISTRIBUTION

        We or any selling stockholders may sell the shares directly to purchasers or to or through broker-dealers or agents in one or more transactions at any time at fixed prices, at market prices prevailing at the time of sale, at varying prices determined at the time of sale or at negotiated prices. Such sales may be effected in transactions on any national securities exchange or quotation service on which the shares may be listed or quoted at the time of sale, in the over-the-counter market or in transactions other than on such exchanges or services or in the over-the-counter market. We or any selling stockholders may use any one or more of the following methods when selling shares:

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  a block trade in which the broker-dealer so engaged will attempt to sell the shares of common stock as agent, but may position or resell a portion of the block, as principal, in order to facilitate the transaction;

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  purchases by a broker-dealer, as principal, and resale by such broker-dealer for its account;

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  ordinary brokerage transactions and transactions in which the broker solicits purchasers; or

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  in privately negotiated transactions.

        We or any selling stockholders may enter into hedging transactions from time to time in which a selling stockholder may:

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  enter into transactions with a broker-dealer or any other person in connection with which such broker-dealer or other person will engage in short sales of the shares, in which case such broker-dealer or other person may use the shares received from we or any selling stockholders to close out its short positions;

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  sell shares of common stock short and re-deliver shares offered by this prospectus to close out its short positions;

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  enter into options or other types of transactions that require we or any selling stockholder to deliver the shares to a broker-dealer, affiliate or third party, who will then resell or transfer the shares under this prospectus; or

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  loan or pledge the shares to a broker-dealer or any other person, who may sell the loaned shares or, in an event of default in the case of a pledge, sell the pledged shares under this prospectus.

        We or any selling stockholders may also sell shares under Rule 144 of the Securities Act, if available, rather than under this prospectus.

        We or any selling stockholders and any broker-dealers or agents that are involved in selling the shares may be deemed to be "underwriters" within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Any selling stockholder who is an "underwriter" within the meaning of the Securities Act will be subject to the prospectus delivery requirements of the Securities Act and the provisions of the Exchange Act and the rules thereunder relating to stock manipulation. In order to comply with certain states' securities laws, if applicable, the shares sold in those jurisdictions may only be sold through registered or licensed brokers or dealers.

        The selling stockholders have informed us that none of them has any agreement or understanding, directly or indirectly, with any person to distribute the shares offered by this prospectus. If any selling stockholder notifies us that a material arrangement has been entered into with a broker-dealer for the sale of shares through a block trade, special offering or secondary distribution or a purchase by a broker or dealer, we may be required to file a supplement to this prospectus pursuant to the applicable rules promulgated under the Securities Act.

        There can be no assurance that any selling stockholder will sell any or all of the shares of common stock covered by this prospectus.

        We are required to pay all fees and expenses incident to the registration of the shares. We or any selling stockholders will bear the fees, discounts, concessions and commissions incurred by the selling stockholders in connection with resales of the shares. We have agreed to indemnify the selling stockholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act and the Exchange Act, or the selling stockholders may be entitled to contribution. The selling stockholders have agreed to indemnify us against certain losses, claims, damages and liabilities, including liabilities under the Securities Act that may arise from written information furnished to us by the selling stockholders specifically for use in this prospectus.

        In certain circumstances, we may restrict or suspend offers and sales or other dispositions of the shares under the registration statement of which this prospectus forms a part after the date of this prospectus. In the event of such restriction or suspension, the selling stockholders will not be able to offer or sell or otherwise dispose of the shares of common stock under the registration statement of which this prospectus forms a part.

        We or any selling stockholders and any other person participating in the sale of the common stock will be subject to the rules of the Exchange Act. The Exchange Act rules include, without limitation, Regulation M, which may limit the timing of purchases and sales of the common stock by we and selling stockholders and any other such person. In addition, Regulation M may restrict the ability of any person engaged in the distribution of the common stock to engage in market-making activities with respect to the particular common stock being distributed. This may affect the marketability of the common stock and the ability of any person or entity to engage in market-making activities with respect to the common stock.

        Once sold under the registration statement of which this prospectus forms a part, the shares of common stock will be freely tradable in the hands of persons other than our affiliates.

 LEGAL MATTERS

        The validity of the common stock offered hereby will be passed upon for us by Shearman & Sterling LLP, New York, New York.

 EXPERTS

        The consolidated financial statements of Advanced Disposal Services, Inc. appearing in Advanced Disposal Services, Inc.'s (Form 10-K) for the year ended December 31, 2016 have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

11,987,453 Shares

Common Stock

Prospectus Supplement

Credit Suisse
UBS Investment Bank

May 7, 2018